Exhibit 10.13

ZNANIYE-CENTRE Study Group
28 Udaltsova Str.
Moscow, Russia 119454

This agreement shall serve as the basis for a strategic alliance between Vemics, Inc a United States based corporation and the ZNANIYE-CENTRE Study Group, a Russian based professional consulting group.

The purpose of this agreement is to form the strategic alliance between both companies to expand the original contract between the ZNANIYE-CENTRE Study Group and The Ministry of Education and Science of the Republic of Tatarstan and the city of Kazan, and other cities and towns of Tatarstan by using the expertise, technical platforms and educational resources represented by Vemics, Inc and the ZNANIYECENTRE Study Group to develop the strategy of distance learning, including but not limited to the creation of the Tatarstan E-University.

Vemics grants to the ZNANIYE-CENTRE Study Group the rights to represent Vemics in all the above matters.   These rights shall include, but not be limited to:

1. Establishing the technical infrastructure required to send and receive educational resources using the Vemics Live Access Total Solution technology platforms.

2. Securing the rights required within the Republic of Tatarstan for any licenses, agreements, contracts or government permissions to establish the basis for the Republic of Tatarstan distance learning info- structure, including Kazan E-University.

3. To advise and direct all activity of Vemics, Inc. within the rules and framework of the RT government.

4. To represent Vemics Strategic Education Partners (Educational and Technical).

5. Access to the Vemics Instructional Design team for customization of language, cultural and other educational resources required by the Republic of Tatarstan Government

6. Direct Access to local Vemics officials, technical support, educational consultants, instructional design experts and marketing as provided by Vemics.

7. Creation of the e-University for the country of the Republic of Tatarstan

The financial consideration will be finalized after the scope of work in building the technical infrastructure, establishing the educations resources required and defining the marketing, tuition, revenue sharing, and required personal are finalized with the Republic of Tatarstan Government.  The target date to launch the initial programs will be Fall of 2007. The terms listed above are subject to a final definitive agreement, but will govern the initial activity required to establish the Republic of Tatarstan distance learning info-structure.

Both parties agree not to deal directly with any third party or the Republic of Tatarstan Government without the approval and knowledge of the other in writing.

Agreed to this 21st day of June, 2007.

Vemics, Inc.                                                                    the ZNANIYE-CENTRE Study Group
 /s/ Fred Zolla                                                                  /s/ Helen V. Koroleva,
By:  Fred Zolla                                                                By:  Helen V. Koroleva,
CEO I President                                                              Co-Director